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                                                                   EX-99.a.2.b


                       AMENDMENT NO. 1 TO THE AGREEMENT
                 AND DECLARATION OF TRUST OF THE BRINSON FUNDS


Pursuant to Article III, Section 5 and Article VIII, Section 4 of the Agreement and Declaration of Trust, dated August 9, 1993 (the "Declaration"), of The Brinson Funds (the "Trust"), the undersigned Trustees of the Trust hereby amend the Declaration as set forth below.

     1.   Article III, Section 6(i)
          -------------------------

          Article III, Section 6(i) of the Declaration is hereby amended by adding the following language to Article III, Section 6(i):

               "If a class of a Series has outstanding Shares, the Trustees may, in their sole discretion and without Shareholder approval, abolish any such class; provided that, prior to abolishing such class without Shareholder approval, the Board of Trustees shall make a determination that the manner of abolishing such class (i) is consistent with the fair and equitable treatment of all Shareholders; (ii) shall not adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or increase or decrease the par value of the Shares of any Series (or class); and (iii) shall not require Shareholder approval under the 1940 Act or other applicable law."

     2. The Trustees have determined that the foregoing amendment to Article III, Section 6(i) of the Declaration may be made by the Board of Trustees of the Trust without Shareholder approval in accordance with
          Article III, Section 5 of the Declaration because such amendment is consistent with the fair and equitable treatment of all Shareholders, does not adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or increase or decrease the par value of the Shares of any Series (or class) and Shareholder approval of such amendment is not required by the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time, or other applicable law.

     3.   This amendment has been duly adopted by the Trustees.

     4. All other provisions of the Declaration shall remain in full force and effect.
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IN WITNESS WHEREOF, the Trustees named below do hereby enter into this amendment to the Declaration as of the 21st day of May, 2001.


                                              /s/ Walter E. Auch
                                              ----------------------------------
                                              Walter E. Auch
                                              Trustee of The Brinson Funds
                                              209 South LaSalle Street
                                              Chicago, IL  60604



                                              /s/ Frank K. Reilly
                                              ----------------------------------
                                              Frank K. Reilly
                                              Trustee of The Brinson Funds
                                              209 South LaSalle Street
                                              Chicago, IL  60604



                                              /s/ Edward M. Roob
                                              ----------------------------------
                                              Edward M. Roob
                                              Trustee of The Brinson Funds
                                              209 South LaSalle Street
                                              Chicago, IL  60604



                                              /s/ Brian M. Storms
                                              ----------------------------------
                                              Brian M. Storms
                                              Trustee of The Brinson Funds
                                              51 West 52nd Street
                                              New York, New York  10019-6114


                    THE PLACE OF BUSINESS OF THE TRUST IS:

                           209 South LaSalle Street
                            Chicago, IL  60604-1295